SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 17, 2005

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Steven Kriegsman

     On May 17, 2005, CytRx Corporation (the “Company”) agreed with Steven A. Kriegsman, the Company’s President and Chief Executive Officer, to enter into a Third Amended and Restated Employment Agreement, dated as of May 17, 2005, which extended the term of his employment as the Company’s President and Chief Executive Officer by two years through July 15, 2008. Under his employment agreement, Mr. Kriegsman is entitled to an annual base salary of $400,000. The Company’s board of directors (or its Compensation Committee) will review the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible under his employment agreement to receive an annual bonus as determined by the board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000. On May 17, 2005, Mr. Kriegsman received an additional one-time bonus of $100,000. In connection with entering into the amended and restated employment agreement, Mr. Kriegsman was granted on May 17, 2005, a ten-year, nonqualified option to purchase 300,000 shares of the Company’s common stock at a price of $0.79 per share. This option will vest monthly over three years, provided that Mr. Kriegsman remains in the Company’s continuous employ. Pursuant to Mr. Kriegsman’s employment agreement, the Company has agreed that he shall serve on a full-time basis as the Company’s President and Chief Executive Officer and that he may continue to serve as President of The Kriegsman Group only so long as necessary to complete certain current assignments for that firm. Mr. Kriegsman will be eligible to receive additional grants of options to purchase shares of the Company’s common stock. The number and terms of those options, including the vesting schedule, will be determined by the Company’s board of directors (or its Compensation Committee) in its sole discretion.

     Under Mr. Kriegsman’s employment agreement, the Company has agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to the Company, the Company will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by its certificate of incorporation or bylaws, or any resolution of its board of directors, to the extent not inconsistent with Delaware law. The Company also has agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by the Company.

     In the event the Company terminates Mr. Kriegsman’s employment without “cause” (as defined in his employment agreement), or if Mr. Kriegsman terminates his employment with “good reason” (as defined in his employment agreement), (i) the Company has agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years after his termination date, or until the expiration of the amended and restated employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on the Company’s equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of the Company’s health plans through to the later of the expiration of the amended and restated employment agreement or 24 months following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by the Company by any compensation received from any subsequent reemployment by another employer.

     Under Mr. Kriegsman’s employment agreement, he and his affiliated company, The Kriegsman Group, are to provide the Company during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by the board of directors. Mr. Kriegsman’s employment agreement also contains confidentiality provisions relating to the Company’s trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as its trade secrets remain trade secrets.

Employment Agreement with Jack Barber

     On May 17, 2005, the Company and Jack R. Barber, Ph.D., the Company’s Senior Vice President — Drug Development, agreed to enter into an Amended and Restated Employment Agreement dated of May 17, 2005 to continue his employment in that capacity for an additional year through July 6, 2006. Under his employment agreement, Dr. Barber was entitled to an annual base salary of $230,000, which was increased to $250,000 effective as of July 6, 2005, and he is eligible to receive an annual bonus as determined by the Company’s board of directors (or its Compensation Committee) in its sole discretion. On May 17, 2005, Dr. Barber received a bonus of $50,000 for the 2004-2005 year. In connection with entering into the amended and restated employment agreement, Dr. Barber was granted on May 17, 2005, a ten-year, nonqualified option to purchase 150,000 shares of the Company’s common stock at a price of $0.79 per share. This option will vest monthly over three years, provided that Dr. Barber remains in the Company’s continuous employ. In the event the Company terminates Dr. Barber’s employment without cause (as defined in his employment agreement), the Company has agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to an additional three months’ salary under his employment agreement.

Employment Agreement with Matthew Natalizio

     On May 17, 2005, the Company and Matthew Natalizio, the Company’s Chief Financial Officer agreed to enter into an Amended and Restated Employment Agreement dated as of May 17, 2005 to continue his employment in that capacity for an additional year through July 12, 2006. Mr. Natalizio was entitled under his employment agreement to an annual base salary of $175,000, which was increased to $195,000 effective on July 12, 2005, and he is eligible to receive an annual bonus as determined by the Company’s board of directors (or its Compensation Committee) in its sole discretion. On May 17, 2005, Mr. Natalizio received a bonus of $50,000 for the 2004-2005 year. In connection with entering into the amended and restated employment agreement, Mr. Natalizio was granted on May 17, 2005, a ten-year, nonqualified option to purchase 150,000 shares of the Company’s common stock at a price of $0.79 per share. This option will vest monthly over three years, provided that Mr. Natalizio remains in the Company’s continuous employ. In the event the Company terminates Mr. Natalizio’s employment without cause (as defined in his employment agreement), the Company has agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to an additional three months’ salary under his employment agreement.

Employment Agreement with Benjamin Levin

     On May 17, 2005, the Company and Benjamin S. Levin, the Company’s Vice President — Legal Affairs, General Counsel and Secretary, agreed to enter into an Amended and Restated Employment Agreement dated as of May 17, 2005 to continue his employment in that capacity for an additional year through July 15, 2006. Mr. Levin was entitled under his employment agreement to an annual base salary of $175,000, which was increased to $195,000 effective as of July 15, 2005 and is eligible to receive an annual bonus as determined by the Company’s board of directors (or its Compensation Committee) in its sole discretion. On May 17, 2005, Mr. Levin received a bonus of $50,000 for the 2004-2005 year. In connection with entering into the amended and restated employment agreement, Mr. Levin was granted on May 17, 2005, a ten-year, nonqualified option to purchase 150,000 shares of the Company’s common stock at a price of $0.79 per share. This option will vest monthly over three years, provided that Mr. Levin remains in the Company’s continuous employ. In the event the Company terminates Mr. Levin’s employment without “cause” (as defined in his employment agreement), the Company has agreed to pay Mr. Levin a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to an additional six months’ salary under his employment agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
	By:	/s/ MATTHEW NATALIZIO
Matthew Natalizio — Chief Financial Officer
Dated: May 20, 2005